Exhibit 99.1

Armco Metals to establish an OTO platform for steel scrap business

SAN MATEO, Calif., July 20, 2015 -- Armco Metals Holdings, Inc. ("Armco Metals " or "the Company") (NYSE MKT:AMCO), a distributor of imported metal ores and a steel recycler in China, today announced that its Armco Metals (Shanghai) Holding, Ltd. subsidiary ("Armco Metals Shanghai") is establishing an OTO (Online to Offline) platform for steel scrap business with business partners. The new operations will be conducted through, Shanghai Meng Yi Network Technology Co., Ltd. ("Meng Yi"), which has been in the process of registration and will serve as the operating entity to establish and operate the ecommerce trading platform for steel scrap products. . This is a new strategic development for Armco Metals to expand and enlarge the steel scrap business from traditional trading model to OTO platform model with additional value-added services.

The new company is in the process of registration with registered capital of CNY 10 million ("approximately $1.6 million") and is being organized by four shareholders, including Armco Metals Shanghai, which will be the largest shareholder holding 34.3% ownership of the new company by contributing CNY 1.4 million ("approximately $0.23 million) and business know-how. The other three shareholders will own 21.9% interest each by contributing CNY2.85 million ("approximately $0.46 million"). The other shareholders include two Chinese business entities and one Chinese individual. One of shareholders, Shanghai Pianzhou Assets Management Co, Ltd., was Armco Metal's customer and the other two shareholders had no previous relationships with Armco Metals. Meng Yi will be operated from and based in Shanghai once registered and Mr. Kexuan Yao, Chairman of Armco Metals, will serve as executive director of the new company at no additional compensation. Meng Yi will create an OTO platform connecting decentralized steel scrap suppliers from upstream with downstream steel mills via internet and provide the services for facilitating steel mill's purchase from and payment to suppliers.

“As ecommerce has been developing quickly in China and China government is encouraging and promoting the application of internet technology in traditional business, management has been considering and studying the application and implementation of ecommerce strategy in our business. Currently and in the short term, it provides a match and complements our business; for the long term Creating the OTO platform is an important strategic development which could lead the business transition for the Company from solely selling steel scrap products in traditional methods to providing both services and products in the steel scrap business through the online platform. “Commenting on the announcement, Kexuan Yao, Chairman and CEO of Armco Metals Holdings, stated, "Once the platform grows to certain scale, we believe the greater sales revenue and profit for our steel scrap business could be expected.”

ABOUT ARMCO METALS HOLDINGS, INC.

Armco Metals Holdings, Inc. is engaged in the sale and distribution of metal ore and non-ferrous metals throughout China and is in the recycling business in China. Armco Metals' customers include some of the fastest growing steel producing mills and foundries throughout China. Raw materials are acquired from a global group of suppliers located in various countries, including, but not limited to, Brazil, India, Indonesia, Ukraine and the United States. Armco Metals' product lines include ferrous and non-ferrous ore, iron ore, chrome ore, nickel ore, magnesium, copper ore, manganese ore, steel billet, recycled scrap metals, raw wood and barley. For more information about Armco Metals, please visit http://www.armcometals.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Armco Metals Holdings, Inc., is hereby providing cautionary statements identifying certain important factors that could cause our actual results to differ materially from those projected in forward-looking statements. Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") are forward-looking and involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding the ability to benefit from the changes in the tax laws in the PRC, our net revenues and production related to our scrap metal recycling operations, including our ability to operate the facility efficiently and profitability, the sufficiency of our working capital, pricing and volatile demand for our product lines, the extent of government imposed energy and monetary policy restrictions and resulting blackouts and associated impact on our trading and recycling operations. We caution that investors should not place undue reliance on any forward-looking statements herein. Further, any forward-looking statement speaks only as of the date on which such statement is made. We qualify all of our forward-looking statements in this press release by these cautionary statements including those made in Part II, Item 1A. Risk Factors appearing in our Quarterly Report on Form 10-Q for the period ended March 31, 2015, as well as in Part I. Item 1A. Risk Factors appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 and our other filings with the Securities and Exchange Commission. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contact:

Armco Metals Holdings, Inc.
US Investor Relations Contact
Christina Xiong
Office: 650.212.7620
Email: ir@armcometals.com
Website: www.armcometals.com
China
Ripple Zhang
Office: 86-21-62375286
Email: ripple.zhang@armcometals.com
Website: www.armcometals.com